                                                                      EXHIBIT 12

                                    HCA INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                             YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                     2005     2004     2003     2002     2001
                                                    ------   ------   ------   ------   ------
EARNINGS:
Income before minority interests and income
  taxes...........................................  $2,327   $2,141   $2,306   $1,603   $1,596
Fixed charges, exclusive of capitalized
  interest........................................     785      686      611      558      647
                                                    ------   ------   ------   ------   ------
                                                    $3,112   $2,827   $2,917   $2,161   $2,243
                                                    ======   ======   ======   ======   ======
FIXED CHARGES:
Interest charged to expense.......................  $  655   $  563   $  491   $  446   $  536
Interest portion of rental expense................     130      123      120      112      111
                                                    ------   ------   ------   ------   ------
Fixed charges, exclusive of capitalized
  interest........................................     785      686      611      558      647
Capitalized interest..............................      25       28       49       37       15
                                                    ------   ------   ------   ------   ------
                                                    $  810   $  714   $  660   $  595   $  662
                                                    ======   ======   ======   ======   ======
Ratio of earnings to fixed charges................    3.84     3.96     4.42     3.63     3.39
                                                    ======   ======   ======   ======   ======